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Exhibit 32.1

Certification Under Section 906 of the Sarbanes-Oxley Act of 2002
(United States Code, Title 18, Chapter 63, Section 1350)
Accompanying Annual Report on Form 10-K of
Investment Technology Group, Inc. for the Year Ended December 31, 2008

        In connection with the Annual Report on Form 10-K of Investment Technology Group, Inc. (the "Company") for the year ended December 31, 2008, as filed with the SEC on the date hereof (the "Report"), Robert C. Gasser, as Chief Executive Officer of the Company, and Howard C. Naphtali, as Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. (§)1350, that:

(1)
The Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934; and

(2)
The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ ROBERT C. GASSER Robert C. Gasser Chief Executive Officer March 2, 2009	/s/ HOWARD C. NAPHTALI Howard C. Naphtali Chief Financial Officer March 2, 2009

        The foregoing certification is being furnished solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Report or as a separate disclosure document.

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  Exhibit 32.1